Exhibit 8.2

May 9, 2003

Board of Directors
WaveSmith Networks, Inc.
35 Nagog Park
Acton, MA 01720

Ladies and Gentlemen:

     We have acted as counsel for WaveSmith Networks, Inc., a corporation organized under Delaware law (the “Company”), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of April 9, 2003 (the “Agreement”), between CIENA Corporation, a corporation organized under Delaware law (“CIENA”), and the Company. Pursuant to the Agreement, the Company will be acquired by CIENA through the merger (the “Merger”) of the Company with and into CIENA, with the separate corporate existence of the Company ceasing and CIENA continuing as the surviving corporation. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement and the exhibits thereto. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “Code”).

     In delivering this opinion, we have reviewed and are relying upon (without any independent investigation or examination thereof) the truth and accuracy, at all relevant times, of the facts, statements, descriptions, covenants and representations set forth in the Agreement (including all of the exhibits thereto), the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Registration Statement”) and/or the Proxy Statement/Prospectus of CIENA and the Company, the Escrow Agreement, dated as of April 9, 2003, by and among CIENA, the Company, State Street Bank and Trust, N.A., as escrow agent and Michael Feinstein, as Stockholders’ Representative, representations and covenants by CIENA and the Company, respectively, provided to us in separate letters (the “Corporate Representations”) and such other instruments and documents pertaining to the formation, organization and operation of CIENA and the Company or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate. In addition, we have reviewed the form of opinion of counsel received by CIENA from Hogan & Hartson L.L.P., with respect to the tax consequences of the proposed transaction (the “Hogan Opinion”).

WaveSmith Networks, Inc.

May 9, 2003

     In connection with rendering this opinion, we have also assumed or have obtained representations (and are relying thereon, without any independent investigation or examination thereof) that:

     1.     Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2.     Any statement made in any of the documents referred to herein “to the knowledge of” or “to the best of the knowledge of” any person or party or similarly qualified is correct without such qualification;

     3.     All facts, statements, descriptions, covenants, representations and warranties contained in any of the documents referred to herein or otherwise made to us (including, without limitation, the aforementioned Corporate Representations) are true and correct in all respects and completely describe all material facts relevant to our opinion and no actions have been (or will be) taken which are inconsistent with such facts, statements, descriptions, covenants, representations and warranties;

     4.     As to all matters for which a person or entity has represented that such person or entity is not a party to, does not have or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no such plan, intention, understanding or agreement and such action will not be taken;

     5.     The Merger will be consummated as described in the Registration Statement and in accordance with the terms of the Agreement and without any waiver, breach or amendment of any provision thereof, and the Merger will be effective under applicable state law and will qualify as a statutory merger under applicable state law; and the Agreement and all other documents and instruments referred to therein or in the Registration Statement are valid and binding in accordance with their terms;

     6.     CIENA and the Company will (i) report the Merger on their respective U.S. federal income tax returns in a manner consistent with the Merger constituting a reorganization within the meaning of Section 368(a) of the Code and (ii) comply with all reporting obligations applicable to such a reorganization as set forth in the Code and the Treasury Regulations promulgated thereunder;

     7.     Shareholders of the Company will not exercise appraisal rights with respect to shares of Company Capital Stock representing more than ten percent of the value of the Company immediately prior to the Effective Time; and

     8.     The Hogan Opinion has been concurrently delivered and not withdrawn.

WaveSmith Networks, Inc.

May 9, 2003

     Based upon and subject to the assumptions and qualifications set forth herein, we hereby confirm our opinion as set forth in the Registration Statement under the caption “Federal Income Tax Consequences.”

     This opinion represents and is based upon our best judgment regarding the application of federal income tax laws including the Code, existing judicial decisions, administrative regulations and published rulings and procedures. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding upon the Internal Revenue Service (the “IRS”) or the courts, and there is no assurance that the IRS will not successfully assert a contrary position, or that a court considering the issues would not hold contrary to such opinion. Neither CIENA nor the Company has requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws. In the event any of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion only addresses our opinion as set forth in the Registration Statement under the caption “Federal Income Tax Consequences”. This opinion does not address any other federal, state, local or foreign tax consequence that may result from the Merger or any other transaction (including any transaction undertaken in connection with or in contemplation of the Merger). In particular, except as specifically set forth in our opinion as set forth in the Registration Statement, we express no opinion regarding (i) whether and the extent to which any holder of Company Capital Stock who has provided or will provide services to the Company or CIENA will have compensation income under any provision of the Code; (ii) the effects of any such compensation income, including but not limited to the effect upon the basis and holding period of CIENA Common Stock received by any such stockholder; (iii) the potential application of the “golden parachute” provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or Sections 305, 306, 357, 424, and 708 of the Code, or the Treasury Regulations promulgated thereunder; (iv) the corporate level tax consequences of the Merger to CIENA or the Company, including without limitation the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of the Company, after application of any provision of the Code, as well as the Treasury Regulations promulgated thereunder and judicial interpretations thereof; (v) the tax consequences of the Merger as applied to specific shareholders of the Company or that may be relevant to particular classes of Company shareholders such as dealers in securities, foreign persons, corporate shareholders subject to the alternative minimum tax and holders of shares acquired upon exercise of stock options or in other compensatory

WaveSmith Networks, Inc.

May 9, 2003

transactions; (vi) the tax consequences of any transaction in which a right to acquire Company Capital Stock or CIENA Common Stock was received, or the effect of the Merger upon such tax consequences; (vii) the tax consequences of the Merger to creditors of the Company or to holders of Company debt instruments, options, warrants or other rights to acquire Company Capital Stock; (viii) any state, local or foreign tax consequences of the Merger; or (ix) the tax consequences of the changes to the liquidation preferences of the various classes of Company Preferred Stock made in connection with the merger of WS Contract Corp. into the Company immediately prior to the Merger.

     This opinion has been delivered to you solely for use in connection with the Registration Statement. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Federal Income Tax Consequences and Legal Matters sections of the Registration Statement. In giving the consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended. This opinion may not be relied upon for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent.

Very truly yours,

/s/ Testa, Hurwitz & Thibeault, LLP TESTA, HURWITZ & THIBEAULT, LLP